UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

Paradyne Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26485	75-2658219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8545 126th Avenue North Largo, Florida	33773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(727) 530-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2004, Paradyne Networks, Inc. (the “Company”) entered into Director Indemnification Agreements with each of the current directors of the Company (Sean E. Belanger, Scott Chandler, Thomas E. Epley, Keith B. Geeslin, William R. Stensrud and David Walker) pursuant to which the Company agreed, in exchange for such person’s continued service on the Company’s Board of Directors, to indemnify, defend and hold harmless each such director to the fullest extent permitted or required by the laws of the State of Delaware against certain claims and losses related to his service on the Board of Directors of the Company. In addition, the Company agreed to advance certain expenses relating to, arising out of or resulting from any such claim or loss. In connection with the Director Indemnification Agreements, the existing Indemnity Agreements by and between the Company and each of Sean E. Belanger, Thomas E. Epley, Keith B. Geeslin and William R. Stensrud, as previously filed with the Securities and Exchange Commission, were terminated. The foregoing description of the Director Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the actual agreements, a form of which is attached hereto as Exhibit 10.1.

On October 12, 2004, the Company also entered into the Indemnification Agreement with Patrick M. Murphy (the “Officer Indemnification Agreement”), the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Pursuant to the terms of this agreement, the Company agreed, in exchange for his continued service to the Company, to indemnify, defend and hold harmless Mr. Murphy to the fullest extent permitted or required by the laws of the State of Delaware against certain claims and losses related to his service to the Company. In addition, the Company agreed to advance certain expenses relating to, arising out of or resulting from any such claim or loss. In connection with the Officer Indemnification Agreement, the existing Indemnity Agreement by and between the Company and Patrick M. Murphy, as previously filed with the Securities and Exchange Commission, was terminated. The foregoing description of the Officer Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of Director Indemnification Agreement by and between the Company and each of Sean E. Belanger, Scott Chandler, Thomas E. Epley, Keith B. Geeslin, William R. Stensrud and David Walker dated as of October 12, 2004

10.2	Indemnification Agreement by and between the Company and Patrick M. Murphy dated as of October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2004

Paradyne Networks, Inc.

/s/ Sean E. Belanger
Sean E. Belanger
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Director Indemnification Agreement by and between the Company and each of Sean E. Belanger, Scott Chandler, Thomas E. Epley, Keith B. Geeslin, William R. Stensrud and David Walker dated as of October 12, 2004

10.2	Indemnification Agreement by and between the Company and Patrick M. Murphy dated as of October 12, 2004